Exhibit 99.1

STILWELL
FINANCIAL INC.

                                                   920 Main Street, 21st Floor
                                              Kansas City, Missouri 64105-2008
                                                              NYSE Symbol:  SV

NEWS RELEASE

Media Contact:                           Investor Contacts:
   Peggy Landon (816-218-2455)             Daniel P. Connealy (816-218-2412)
      Director of Investor and                VicePresident and
      Public Relations                        Chief Financial Officer

               Stilwell Financial Reports Assets Under Management

     KANSAS CITY, Mo. (June 3, 2002) - As of the close of the market on May 31, 2002, Stilwell Financial Inc. (NYSE: SV) reported assets under management of approximately $176 billion. For the two months ended May 31, assets under management averaged approximately $182 billion. Preliminary average assets under management for the five months ended May 31 totaled approximately $186 billion.

About  Stilwell  Financial Inc.

     Stilwell Financial Inc. is a diversified, global financial services company with subsidiaries and affiliates operating in North America, Europe and Asia. Stilwell owns approximately 92 percent of Janus Capital Management LLC, 90 percent of Berger Financial Group LLC, 81 percent of Nelson Money Managers Plc and 33 percent of DST Systems, Inc. (NYSE: DST).

     This press release includes statements concerning potential future events involving Stilwell Financial Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Stilwell's Annual Report on Form 10-K for the year ended December 31, 2001 on file with the Securities and Exchange Commission (Commission file no. 001-15253). Stilwell will not update any forward-looking statements made in this press release to reflect future events or developments.

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